UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

Hasbro, Inc.
(Exact name of registrant as specified in its charter)
Rhode Island	1-6682	05-0155090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island	02861
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (401) 431-8697
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hasbro, Inc. (the "Company") issued a press release announcing that Richard S. Stoddart, Chief Executive Officer of Leo Burnett North America at Leo Burnett Worldwide, has been appointed to the Company's Board of Directors (the "Board") effective March 27, 2014.  A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

In connection with his service on the Board, Mr. Stoddart will participate in the Company's compensation program for non-employee directors, as it is amended from time to time, which currently includes an annual cash retainer of $85,000.  In addition, Mr. Stoddart will become party with the Company to the Company's form of Director Indemnification Agreement, which has been filed as Exhibit 10(jj) to the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2007.

Item 9.01                          Financial Statements and Exhibits.

(d)  Exhibits

99.1	Press Release of Hasbro, Inc. dated March 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HASBRO, INC.

	By:	/s/ Deborah Thomas
	Name:	Deborah Thomas
	Title:	Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Date: March 27 , 2014

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release of Hasbro, Inc. dated March 27, 2014.